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ANNEX A

EQUITY ACQUISITION AGREEMENT AMONG:

ASIA AUTOMOTIVE ACQUISITION CORPORATION

HUNAN TX ENTERPRISE CO., LTD. AND

THE INDIVIDUALS SET FORTH ON SCHEDULE A
Dated: July 24, 2007

RECITALS                                                                       4

Article 1       THE TX CHINA ACQUISITION                                       4
Section 1.01    Purchase and Sale.                                             4
Section 1.02    Purchase Price.                                                4
Section 1.03    Payment of Purchase Price                                      6

ARTICLE 2       THE CLOSING                                                    6
Section 2.01    The Closing.                                                   6
Section 2.02    Deliveries.                                                    6
Section 2.03    Additional Documents.                                          6
Section 2.04    Further Assurances.                                            6

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF TX CHINA AND THE TX
                CHINA SHAREHOLDERS                                             7
Section 3.01    The TX China Equity.                                           7
Section 3.02    Organization of TX China.                                      7
Section 3.03    TX China Subsidiaries.                                         7



                                      A-1
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
Section 3.04    Reorganization.                                                8
Section 3.05    Authority and Corporate Action; No Conflict.                   8
Section 3.06    No Undisclosed Majo Liabilities.                               8
Section 3.07    Real Property.                                                 8
Section 3.08    Intellectual Property.                                         9
Section 3.09    Title and Condition to Assets.                                 9
Section 3.10    Compliance with Law.                                           9
Section 3.11    Disclosure.                                                    9

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF AAAC                         9
Section 4.01    Organization.                                                  9
Section 4.02    Authority and Corporate Action; No Conflict.                  10
Section 4.03    SEC Reports.                                                  10
Section 4.04    Compliance with Law.                                          10
Section 4.05    Disclosure.                                                   10

ARTCLE 5        COVENANTS OF TX CHINA AND THE TX CHINA SHAREHOLDERS           11
Section 5.01    Conduct of the Business.                                      11
Section 5.02    Fulfillment of Conditions.                                    11
Section 5.03    Disclosure of Certain Matters.                                12
Section 5.04    Regulatory and Other Authorizations; Notices and Consents.    12
Section 5.05    Employment Agreements.                                        12

ARTICLE 6       COVENANTS OF AAAC                                             13
Section 6.01    Conduct of the Business.                                      13

Section 6.02    14A Proxy Statement Filing                                    13
Section 6.03    AAAC Special Shareholders' Meeting.                           13
Section 6.04    Fulfillment of Conditions.                                    14
Section 6.05    Disclosure of Certain Matters.                                14
Section 6.06    Regulatory and Other Authorizations; Notices and Consents.    14
Section 6.07    Key Employees Employment Agreement                            15
Section 6.08    Future Incentive Plan.                                        15
Section 6.09    Survival of Representations and Warranties.                   15

ARTICLE 7       ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES            15
Section 7.01    Change of Name.                                               15
Section 7.02    Other Information.                                            15
Section 7.03    Mail Received After Closing.                                  15
Section 7.04    Further Action.                                               16
Section 7.05    Schedules.                                                    16
Section 7.06    Execution of Agreements.                                      16
Section 7.07    Confidentiality.                                              16
Section 7.08    Public Announcements.                                         17
Section 7.09    Board of Directors and Executive Officers of TX China.        17
Section 7.10    Board of Directors of TX International.                       17
Section 7.11    Corporate Governance Practice.                                18
Section 7.12    Future Transaction                                            20

ARTICLE 8       CONDITIONS TO CLOSING                                         21
Section 8.01    Conditions to Each Party's Obligations.                       21
Section 8.02    Conditions to Obligations of TX China and the TX China
                Shareholders.                                                 21
Section 8.03    Conditions to Obligations of AAAC.                            22

ARTICLE 9       TERMINATION AND ABANDONMENT                                   22
Section 9.01    Methods of Termination.                                       22
Section 9.02    Effect of Termination.                                        23

ARTICLE 10      DEFINITIONS                                                   23
Section 10.01   Certain Defined Terms.                                        23

ARTICLE 11      GENERAL PROVISIONS                                            26
Section 11.01   Expenses.                                                     26
Section 11.02   Notices.                                                      26
Section 11.03   Amendment.                                                    27
Section 11.04   Waiver.                                                       27
Section 11.05   Headings.                                                     28
Section 11.06   Severability.                                                 28
Section 11.07   Entire Agreement.                                             28
Section 11.08   Successors.                                                   28
Section 11.09   Arbitration.                                                  28
Section 11.10   Governing Law.                                                29
Section 11.11   Language.                                                     29
Section 11.12   Counterparts.                                                 29

SCHEDULE A      TX CHINA SHAREHOLDERS                                         28

SCHEDULE B      TX CHINA SUBSIDIARIES                                         28
SCHEDULE C      CERTIFICATE OF INCORPORATION OF TX INTERNATIONAL              28
SCHEDULE D      DISCLOSURE SCHEDULE                                           28
SCHEDULE E      MEMORANDUM OF REORGANIZATION                                  29
SCHEDULE F      FORM OF MANAGEMENT EMPLOYMENT AGREEMENT                       30
SCHEDULE G      LABOR CONTRACT                                                30
SCHEDULE H      CORPORATE GOVERNANCE RULES                                    30

EQUITY ACQUISITION AGREEMENT

THIS EQUITY ACQUISTION AGREEMENT (the "Agreement"), dated July 25, 2007, is among ASIA AUTOMOTIVE ACQUISITION CORPORATION (a corporation registered in the United States of America,hereinafter referred to as "AAAC"), and HUNAN TX ENTERPRISE CO., LTD., (a limited liability company registered in the PRC, hereinafter referred to as "TX China") and the individuals listed on Schedule A hereto (collectively, the "TX China Shareholders"); and each of AAAC, TX China and the TX China Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in ARTICLE 10 hereof.

RECITALS

WHEREAS, TX China, together with the companies to be wholly owned subsidiaries of TX China as listed on Schedule B hereto (the "TX China Subsidiaries"), own and operate their auto parts manufacturing business in the PRC; and

WHEREAS, the TX China Shareholders are the direct and beneficial owners of all of the stock equity of TX China (the "TX China Equity"); and

WHEREAS, subject to the terms and conditions of this Agreement, AAAC, at the Closing, shall acquire all of the TX China Equity from the TX China Shareholders (the "TX China Acquisition"), representing 100% equity interest in TX China. After the TX China Acquisition, AAAC will change its name into Tongxin International Ltd. ("TX International").

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

THE TX CHINA ACQUISITION

Section 1.01 Purchase and Sale.

Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.01), the TX China Shareholders shall sell, transfer, assign and convey to AAAC, and AAAC shall purchase from the TX China Shareholders, the TX China Equity representing all of the registered capital of TX China and all of the right, title and interest of the TX China

Shareholders in and to the TX China Equity.

Section 1.02 Purchase Price.

AAAC shall pay the total amount of US$13,000,000 dollars, or the equivalent RMB (based on the US$/RMB exchange rate on the Closing Date), by cash to TX China Shareholders on the Closing Date (as defined in Section 2.01).

Section 1.03 Payment of Purchase Price

AAAC shall deliver to TX China certified funds payable to TX China Shareholders the purchase price under Section 1.02 on the Closing Date (as defined in Section 2.01).

ARTICLE 2

THE CLOSING

Section 2.01 The Closing.

Subject to the terms and conditions of this Agreement, the consummation of the TX China Acquisition and the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 9 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article 8 is fulfilled, at the Beijing Office of King & Wood PRC Lawyers or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

Section 2.02 Deliveries.

(a) TX China Shareholders. At the Closing, each TX China Shareholder will assign and transfer to AAAC all of such TX China Shareholder's right, title and interest in and to his, her or its respective portion of the TX China Equity by delivering to AAAC the certificates representing such TX China Equity, free and clear of all liens.

(b) AAAC. At the Closing, AAAC shall deliver to TX China (i) the Purchase price (as evidenced by a copy of the wire instructions to the Designated Account), representing the Purchase Price to which each of the TX China Shareholders is entitled pursuant to Section 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by
     Article 8 hereof and the other provisions of this Agreement.

Section 2.03 Additional Documents.

At the Closing, the following documents (collectively, the "Transaction Documents") will have been executed, delivered or otherwise effectuated:

(a)  Certificate of Incorporation of Tongxin International Limited;

(b) Memorandum and Articles of Tongxin International Limited, as mutually agreed by AAAC and TX China; and

(c) Written approval on the TX China Acquisition by authorized municipal bureau of commerce of the PRC.

Section 2.04 Further Assurances.

Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TX CHINA AND THE TX CHINA SHAREHOLDERS

Subject to the exceptions set forth in the Disclosure Schedule, TX China and the TX China Shareholders represent and warrant to AAAC as of the date hereof and as of the Closing as follows:

Section 3.01 The TX China Equity.

(a) Ownership. Each TX China Shareholder has exclusive legal right and title to the TX China Equity, free from all Security Interest, such as liens, charges and other encumbrances, and all claims of any creditor. Such TX China Equity constitutes all of the registered capital of TX China.

(b) Capitalization. The registered capital of TX China is set forth in 3.01(b) of the Disclosure Schedule. All the registered capital of TX China has been duly paid in full.

Section 3.02 Organization of TX China.

TX China is a limited liability company duly organized, validly existing and in good standing under the law of the PRC. TX China has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.03 TX China Subsidiaries.

(a) Ownership. Except as otherwise disclosed in Section 3.03 of the Disclosure Schedule, TX China shall be the only registered and beneficial owner of all of the equity interests of each TX China Subsidiary free from all security interest, such as liens, charges and other encumbrances, and all claims of any creditor.

(b) Capitalization. The registered capital of each TX China Subsidiary is set forth in Section 3.03 (b) of the Disclosure Schedule. All the registered capital of each TX China Subsidiary has been duly paid in full.

(c) Organization of TX China Subsidiaries. Section 3.03 of the Disclosure Schedule sets forth the name, the registered address, the legal representative, the date of establishment, the valid duration and the registered capital of such TX China Subsidiary. Each such TX China Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the PRC. Each TX China Subsidiary has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.04 Reorganization.

The reorganization of TX China and the TX China Subsidiaries described in the Memorandum of Reorganization attached hereto as Schedule E (the "Reorganization") has been initiated. All required third party consents in connection with the Reorganization have been duly obtained and are in full force and effect. There is no litigation pending or threatened against TX China or any of the TX China Subsidiaries in connection with or as a result of the Reorganization.

Section 3.05 Authority and Corporate Action; No Conflict.

(a) Each of TX China and the TX China Shareholders has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.All action, corporate and otherwise, necessary to be taken by TX China and TX China Shareholders to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This Agreement has been duly executed and delivered by TX China and each TX China Shareholder and constitutes the valid, binding, and enforceable obligation of TX China and each TX China Shareholder, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by TX China or each TX China Shareholder nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of TX China or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which TX China or an TX China Shareholder is a party or by which it is subject or bound.

Section 3.06 No Undisclosed Major Liabilities.

Except as otherwise disclosed in Section 3.06 of the Disclosure Schedule, neither TX China nor any TX China Subsidiary has any Major Liabilities in excess of RMB 1,000,000 (inclusive of RMB 1,000,000) ("Major Liabilities").

Section 3.07 Real Property.

Section 3.07 of the Disclosure Schedule contains a list and description of (a) all real properties with respect to which TX China or any TX China Subsidiary holds valid land use rights as well as other real estate that is in the possession of or leased by TX China or any TX China Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and (b) any leases under which such Real Property is possessed (the "Real Estate Leases").

Section 3.08 Intellectual Property.

Section 3.08 of the Disclosure Schedule contains a list all Intellectual Property owned by or licensed to TX China and TX China Subsidiaries. Except as set forth in Section 3.08 of the Disclosure Schedule, TX China and TX China Subsidiaries are the legitimate owners or licensees of the Intellectual Property, free of any Security Interest. Neither the Intellectual Property nor the use thereof by TX China and TX China subsidiaries infringes on any other person's legitimate interests.

Section 3.09 Title and Condition to Assets.

Each of TX China and the TX China Subsidiaries has good and marketable title to all the assets owned by it. Except as set forth in Section 3.09 of the Disclosure Schedule, none of their Major Assets is subject to any Security Interest, option to purchase or lease, restriction, or imperfection of title or material adverse claim.

Section 3.10 Compliance with Law.

The business has been conducted, and is now being conducted, by TX China and TX China Subsidiaries in compliance in all material respects with all applicable Laws. None of TX, the TX China Subsidiaries and their respective officers, directors and employees is, and during the past three (3) years was in any material aspect in violation of all such applicable Laws with respect to the conduct of the Business.

Section 3.11 Disclosure.

No representation or warranty by TX China or each TX China Shareholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to AAAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF AAAC

AAAC represents and warrants to TX China and each TX China Shareholder as of the date hereof and as of the Closing as follows:

Section 4.01 Organization.

AAAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, US, which shall redomesticate as a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 4.02 Authority and Corporate Action; No Conflict.

(a) AAAC has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action, corporate and otherwise, necessary to be taken by AAAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This Agreement has been duly executed and delivered by AAAC and constitutes the valid, binding, and enforceable obligation of AAAC, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of AAAC or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which AAAC is a party or by which it is subject or bound.

Section 4.03 SEC Reports.

(a)  AAAC has delivered to TX China or there have been available by public means
     (i) AAAC's prospectus, dated April 11, 2006, relating to AAAC's initial public offering, and (ii) all other reports filed by AAAC under the Securities Act and the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

(b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all respects with the requirements of the Laws applicable to AAAC for such SEC Report, including the Securities Act and the Exchange Act.

(c) Each SEC Report as of its filing date and the prospectus referred to in Section 4.03(a), as of its effective date, did not contain any untrue statement of facts or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. AAAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise complied with all requirements of the Securities Act and the Exchange Act.

Section 4.04 Compliance with Law.

The business of AAAC has been conducted, and is now being conducted, in compliance with all applicable Laws. AAAC and its officers, directors and employees are not, and during the periods of AAAC's existence were not, in violation of, or not in compliance with all such applicable Laws with any material aspect with respect to the conduct of the businesses of AAAC.

Section 4.05 Disclosure.

No representation or warranty by AAAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to TX China or the TX China Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTCLE 5

COVENANTS OF TX CHINA AND THE TX CHINA SHAREHOLDERS

Section 5.01 Conduct of the Business.

TX China and each TX China Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise required as set forth in this Agreement or with the prior written consent of AAAC, they shall use their best efforts to cause each TX China Subsidiary to:

(a) conduct the business in the ordinary course and in a manner consistent with the current practice of the Business, to preserve substantially intact the business organization of TX China and each TX China Subsidiary, to keep available the services of the current employees of TX China and each TX China Subsidiary, to preserve the current relationships of TX China and each TX China Subsidiary with customers and other persons with which TX China and each TX China Subsidiary has significant business relations and to comply with all material respects of Laws;

(b) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the TX China Equity or any equity interest of any TX China Subsidiary, or enter into any discussions or negotiations with any other party to do so;

(c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of TX China or any TX China Subsidiary, other than consistent with past practices and in the ordinary course of business of TX China or any concerned TX China Subsidiary or enter into any discussions or negotiations with any other party to do so; and

(d) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person; and

Section 5.02 Fulfillment of Conditions.

From the date hereof to the Closing Date, TX China and the TX China shareholders shall use its best efforts to fulfill the conditions specified in Article 8 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and
(b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the business in such manner that on the Closing Date the representations and warranties of TX China and each TX China Shareholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 5.03 Disclosure of Certain Matters.

From the date hereof through the Closing Date, TX China and each TX China Shareholder shall give AAAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of TX China and each TX China shareholder contained herein to be inaccurate or otherwise misleading, (c) gives AAAC any reason to believe that any of the conditions set forth in Article 8 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of TX China or TX China Subsidiary, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus.

Section 5.04 Regulatory and Other Authorizations; Notices and Consents.

(a) TX China and each TX China Shareholder shall use their best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with AAAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) TX China and each TX China Shareholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as AAAC may in reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 5.05 Employment Agreements.

(a) Each of the Managers of TX China and the TX China Subsidiaries shall have entered into a management employment agreement (the "Management Employment Agreement") in form of Schedule F with TX China or the relevant TX China Subsidiary, as the case may be. These agreements generally are to provide employment terms of 5 years include Intellectual Property assignment and non-competition provisions for not less than 3 years after termination of employment; and

(b) Each of all other employees of TX China and the TX China Subsidiaries shall have entered into labor contract (the "Labor Contract") with TX China or the relevant TX China Subsidiary, as the case may be, in the standard form designated by the relevant Government Authority in the locality where such employee is employed. Such these standard forms are attached to this Agreement as Schedule G.

ARTICLE 6

COVENANTS OF AAAC

Section 6.01 Conduct of the Business.

AAAC covenants and agrees that, from the date hereof through the Closing Date, unless otherwise set forth in this Agreement or with the prior written consent of TX China, it shall:

(a) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of AAAC;

(b) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of AAAC;

(c) except for the purposes as set forth in this Agreement, not issue any share capital of AAAC or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of AAAC or any options therefor or any securities convertible into or exchangeable for share capital of AAAC or enter into any agreements in respect of the ownership or control of such share capital; provided that such restriction shall not apply if the ultimate beneficiaries of such issuance are employees, officers, directors or consultants of AAAC at that time;

(d) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding AAAC Ordinary Shares or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of AAAC;

(e) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

(f) not make any material capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice; and

(g) Each stock (including stocks obtained after the exercise of option and warrant) owned by the shareholders of TX International shall have one voting right after the Closing.

Section 6.02 14A Proxy Statement Filing

AAAC shall use its commercially reasonable efforts to file a Schedule 14(a) Proxy Statement with the SEC within fifteen (15) days after the completion by TX China of an US GAAP audit. Subsequent to a final review by the SEC, AAAC shall call a Special Meeting of its Shareholders as governed in Section 6.03 below.

Section 6.03 AAAC Special Shareholders' Meeting.

AAAC shall cause a meeting of its shareholders (the "AAAC Special Shareholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of, among others, this Agreement and the Memorandum and Articles as required by the Current Articles. The directors of AAAC shall recommend to its shareholders that they vote in favor of the adoption of such matters. In connection with such meeting, AAAC (a) will file with the United States Securities and Exchange Commission (the "SEC") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act (the "Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the SEC, will mail to its shareholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting.

Section 6.04 Fulfillment of Conditions.

From the date hereof to the Closing Date, AAAC shall use its best efforts to fulfill the conditions specified in Article 8 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions.

Section 6.05 Disclosure of Certain Matters.

From the date hereof through the Closing Date, AAAC shall give TX China and the TX China Shareholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of AAAC contained herein to be inaccurate or otherwise misleading, (c) gives AAAC any reason to believe that any of the conditions set forth in Article 8 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of AAAC, (e) would require any amendment or supplement to the Proxy Statement, or (f) information that becomes available through discussions with AAAC investors.

Section 6.06 Regulatory and Other Authorizations; Notices and Consents.

(a) AAAC shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with TX China or TX China Shareholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) AAAC shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as TX China or TX China Shareholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 6.07 Key Employees Employment Agreement

AAAC shall execute Key Employees Employment Agreements with certain Executives and Key Employees by issuing stocks of AAAC according to its compensation plan, incentive plan, and stock option (warrant) plan, as AAAC considers necessary.

Section 6.08 Future Incentive Plan.

At the first board meeting of TX International, the Board will discuss and decide upon an incentive plan with certain Executives and Key Employees to urge TX China to achieve a predetermined level of net income for fiscal years 2008 and 2009.

Section 6.09 Survival of Representations and Warranties.

The representations and warranties of AAAC set forth in this Agreement shall survive the Closing.

ARTICLE 7

ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES

Section 7.01 Change of Name.

Upon the Closing, the name of AAAC shall be changed to a name mutually agreed by the Parties, which shall include the name "Hunan Tongxin".

Section 7.02 Other Information.

If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of TX China, it is necessary that any Party be furnished with additional information relating to TX China or the Business, and such information is in the possession of any other Party or Parties, such Party may request such other Party or Parties to, and such other Party or Parties hereby agree to use its or their best efforts to, furnish such information in a timely manner to the requesting Party, at the cost and expense of the requesting Party.

Section 7.03 Mail Received After Closing.

(a) If AAAC or TX China receives after the Closing any mail or other communications addressed to any TX China Shareholder, AAAC shall promptly notify the TX China Shareholders.

(b) If any TX China Shareholder receives after the Closing Date mail or other communications addressed to them which relate to TX China or the TX China Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to AAAC, and TX China.

Section 7.04 Further Action.

Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.05 Schedules.

The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

Section 7.06 Execution of Agreements.

On or before the Closing Date, AAAC, TX China and each TX China Shareholder shall execute and deliver each Transaction Document to which it is a party.

Section 7.07 Confidentiality.

TX China and each TX China Shareholder, on the one hand, and AAAC, on the other hand, on and before the Closing Date, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

Section 7.08 Public Announcements.

From the date of this Agreement until Closing or termination, AAAC, TX China and each TX China Shareholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of AAAC (in the case of TX China and each TX China Shareholder) or TX China (in the case of AAAC), except as required by Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 7.09 Board of Directors and Executive Officers of TX China.

TX International shall appoint Mr. Duanxiang Zhang, Mr. Weiwu Peng, and Mr. Wenming Luo to serve as the Chairman of the board, CEO, and CFO of TX China respectively in responsible for the overall operation of TX China, a wholly owned subsidiary of TX International, for a term of at least three (3) years. Subject to the approval of TX International's Board, TX International shall further undertake that the above officers shall not be removed, unless for the causes of material illegal activities and misconduct, from the positions of TX.

Section 7.10 Board of Directors of TX International.

(a) From Closing through a period of two (2) calendar years ("Initial Board") the board of TX International will be comprised of 9 directors. TX International shall appoint Four (4) directors nominated by TX China including two (2) independent directors; and Five (5) directors nominated by AAAC's former shareholders, including Mr. Herren (Chairman), Mr.Wilson and three (3) independent directors.

(b) Following the Initial Board period, the board of TX International will be comprised of 7 directors. TX International shall appoint Four (4) directors nominated by TX China including two (2) independent directors; and Three
     (3) directors nominated by AAAC's former shareholders, including two (2) independent directors.

Section 7.11 Corporate Governance Practice.

(a) Each of the Parties hereby agrees and undertakes that, following the Closing, it or he or she (as the case may be) shall fully comply with, and shall cause to be complied with, all of the corporate governance policies, procedures, rules and requirements of AAAC adopted or to be adopted from time to time by the Board (collectively, the "Corporate Governance Rules"), including but not limited to those set forth in Schedule H attached hereto.

(b) After the Closing Date, AAAC agrees not to sign a letter of intent, or other agreement with any third Person regarding a sale of the shares, assets or other interest in such Person or a business combination with such third Person.

Section 7.12 Future Transaction

TX China will cause Changsha Meihua Automobile Company to form a 50%/50% joint venture with TX International in China.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01 Conditions to Each Party's Obligations.

The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions.

(a) Permits of PRC Government Authorities. All the required Permits of the relevant PRC government authorities in connection with the TX China Acquisition shall have been duly obtained.

(b) Approval by AAAC's Shareholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the shareholders of AAAC in accordance with AAAC's Articles of Association and the aggregate number of AAAC Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC Ordinary Share in accordance with the Articles of Association shall not constitute twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering. It is being expressly understood by and among the Parties hereto, that the transactions contemplated by this agreement are subject and contingent upon the approval of the shareholders of AAAC. In the event the majority of the shareholders of AAAC fail to ratify and confirm the transactions contemplated by this agreement, this agreement shall become null and void with no liability to either party.

(c) Memorandum and Articles of TX International. The Memorandum and Articles of TX International shall have taken effect on the Closing Date.

(d) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each relevant Party.

Section 8.02 Conditions to Obligations of TX China and the TX China
Shareholders.

The obligations of TX China and each TX China Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. shall have made the payments specified in Section 1.02 of this Agreement and the TX China Shareholders shall have received such documents, certificates and instruments as may be reasonably requested by TX China and TX China Shareholders.

(b) Regulatory Approvals. Any Governmental Authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by AAAC a in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by AAAC as of the Closing, shall have been delivered to TX China and the TX China Shareholders.

Section 8.03 Conditions to Obligations of AAAC.

The obligations of AAAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. The TX China Shareholders shall have delivered to AAAC the TX China Stocks and AAAC shall have received the same and such other documents, certificates and instruments as may be reasonably requested by AAAC;

(b) Regulatory Approvals. Any governmental authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by TX China and each TX China Shareholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by TX China and each TX China Shareholder, as appropriate, as of the Closing, shall have been delivered to AAAC.

ARTICLE 9 TERMINATION AND ABANDONMENT

Section 9.01 Methods of Termination.

The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

(a)  by mutual written consent of the Parties;

(b) by either AAAC or TX, if the Closing has not occurred by February 6, 2008 (or such other date as may be extended from time to time by written agreement of the Parties); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

(c) by TX China or AAAC (i) if there has been a breach of any of its covenants in this Agreement or (ii) if the representations and warranties of AAAC contained in this Agreement shall not be true and correct in material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, AAAC has not cured such breach within ten (10) Business Days of TX's notice of an intent to terminate;

(d) by TX China, if the Board (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to TX China its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

(e) by either AAAC or TX China, if, at the AAAC Shareholders' Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of AAAC Ordinary Shares required under its Articles of Association, and the aggregate number of AAAC Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC Ordinary Shares in accordance with the Articles of Association constitutes twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering.

Section 9.02 Effect of Termination.

In the event of termination and abandonment by AAAC or by TX China, or both, pursuant to Section 9.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as otherwise provided in this Agreement or pursuant to relevant Laws, all further obligations of the Parties shall terminate, no Party shall have any right against the other

Party hereto.

ARTICLE 10

DEFINITIONS

Section 10.01 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"AAAC Ordinary Shares" shall mean ordinary shares of AAAC, par value US $0.001 per share.

"AAAC's Public Offering" shall mean the initial public offering of AAAC completed on April 18, 2006, in which AAAC sold 5,031,250 units at a price of US$8.00 per unit. Each unit consists of one (1) AAAC Ordinary Share and one (1) warrant.

"Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning twenty percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

"Board" shall mean the board of directors of AAAC (or TX International after the TX China Acquisition).

"Business Day" shall mean a day of the year on which banks are not required or authorized to be closed in the City of New York, Hong Kong and the PRC.

"Certificate of Incorporation" shall mean the Certificate of Incorporation of TX International in the form of Schedule C attached hereto.

"Disclosure Schedule" shall mean the Disclosure Schedule attached hereto as Schedule D, dated as of the date hereof, delivered to AAAC by TX China in connection with this Agreement.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

"Executives and Key Employees" shall mean the senior officers and employees of TX International at various posts, including but not limited to chief executive officer, chief operating officer, chief engineer, financial controller, plant manger, who play critical role to TX China's business.

"Governmental Authority" shall mean any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

"TX China" shall mean Hunan TX Enterprise Co., Ltd.

"Intellectual Property" shall mean patents, copyrights, trademarks and service marks, exclusive of know-how, trade secrete, and confidential and proprietary processes and technology.

"Laws" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of the PRC, USA or other applicable jurisdictions.

"Liabilities" of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables, installment payments or accruals incurred in the ordinary course of business), (iv) under capital leases, or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Major Assets" shall mean any tangible and intangible assets owned by TX China or TX China subsidiaries worth RMB 1,000,000 or more.

"Memorandum and Articles" shall mean the Memorandum and Articles of Association of TX International mutually agreed by AAAC and TX China.

"Permits" shall mean all governmental registrations, licenses, permits, authorizations and approvals.

"Person" shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

"PRC" shall mean the People's Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region and Taiwan.

"Representatives" of either Party shall mean such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

"RMB" shall mean the official currency of the PRC.

"Securities Act" shall mean the US Securities Act of 1933, as amended.

"Security Interest" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any condition sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Tax" or "Taxes" shall mean all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

"TX International" shall mean TX International Ltd., the successor of AAAC after TX China Acquisition.

"TX China's Auditors" shall mean Lehman Brown CPA Limited.

"US" or "United States" shall mean the United States of America.

"US$" shall mean the official currency of the United States.

"US GAAP" shall mean generally accepted accounting principles, consistently applied in the United States.

ARTICLE 11

GENERAL PROVISIONS

Section 11.01 Expenses.

Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. TX China and AAAC shall each share 50% of the cost for hiring a chief financial officer before the Closing.

TX China shall pay all the cost relating to the auditing. However, in the event that for any reason that the transactions contemplated hereby could not be completed, TX China shall pay 75% of the cost of the auditing and AAAC shall pay 25% of the auditing, unless the auditor cannot issue a "no reservation" opinion.

Section 11.02 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to TX China and the TX China Shareholders:

Peng Weiwu
Hunan TX Enterprise Co., Ltd.
Jiangbei Village, Changsha County
Hunan 410135, China

Tel: 86-731-6292058
Fax: 86-731-6290047

With a copy to:
Charles Law
King & Wood
40th Floor, Office Tower A, Beijing Fortune
Plaza
7 Dongsanhuan Zhonglu
Chaoyang District
Beijing 100020, China
Tel. 8610-5878-5023
Fax: 8610-5878-5566

If to AAAC:
Rudy Wilson
Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 1-248-252-4743
Fax: 1-248-203-9950

With a copy to:
Scott M. Norton
Norton & Norton Layers P.C.
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 248-203-9940
Fax: 248-203-9950

Section 11.03 Amendment.

This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

Section 11.04 Waiver.

At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

Section 11.05 Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.06 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 11.07 Entire Agreement.

This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between TX China and any TX China Shareholder and AAAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 11.08 Successors.

The terms of this Agreement will remain in effect and shall be binding upon the successor of AAAC. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the AAAC and its legal representatives, successor, and shall not benefit any person or entity other than those enumerated above.

Section 11.09 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b) The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

(c) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

Section 11.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China without regard to the conflicts of laws rules and principles thereof.

Section 11.11 Language.

This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

Section 11.12 Counterparts.

This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

(The following are the signature pages of the Equity Acquisition Agreement.)

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board


By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer

HUNAN TX ENTERPRISE CO., LTD. (SEAL)

Legal Representative:

Name: Duanxiang Zhang

TX CHINA SHAREHOLDERS SIGNATURE

Duanxiang Zhang

Biao Cao

Jianguo Jiang

Dian Luo

Heping Zhang

Weiwu Peng

Zhengming Pei

Huakun Mao

Wenming Luo

Xichun Zhu

Luoxiang Tang

Yiqiang Chen

Wenbo Zhu

Tiejun Zhang

Binlin Tang

Heping Sheng

Jianbo Zhou

Zhengming Li

Heping Zhang*

Zhongliang Chen

Yougen Peng

Deyun Huang

Luoxun Sheng

Fake Xiong

Jinling Pei

Jianhui Zhang

Donghui Su

Zhengxiang Zhang

Luhui Peng

Junliang Liu

Junwei Zhang

Xinhui Zhang

Zhenyu Liu

Jianjun Jiang

Lijun Hu

Yunjun Pei

Yongdong Peng

Shuwei Chen

Zihuai Peng

Zhonghua Li

Xiaozhi Li

Duyun Zhang

Zhongyi Zhang

Jichun You

Bingxia Peng

Shusheng Luo

SCHEDULE A TX CHINA SHAREHOLDERS

Duanxiang Zhang

Biao Cao

Jianguo Jiang

Dian Luo

Heping Zhang

Weiwu Peng

Zhengming Pei

Huakun Mao

Wenming Luo

Xichun Zhu

Luoxiang Tang

Yiqiang Chen

Wenbo Zhu

Tiejun Zhang

Binlin Tang

Heping Sheng

Jianbo Zhou

Zhengming Li

Heping Zhang*

Zhongliang Chen

Yougen Peng

Deyun Huang

Luoxun Sheng

Fake Xiong

Jinling Pei

Jianhui Zhang

Donghui Su

Zhengxiang Zhang

Luhui Peng

Junliang Liu

Junwei Zhang

Xinhui Zhang

Zhenyu Liu

Jianjun Jiang

Lijun Hu

Yunjun Pei

Yongdong Peng

Shuwei Chen

Zihuai Peng

Zhonghua Li

Xiaozhi Li

Duyun Zhang

Zhongyi Zhang

Jichun You

Bingxia Peng

Shusheng Luo

SCHEDULE B TX CHINA SUBSIDIARIES

Hunan TX Mould Manufacturing Co., Ltd.

Zhucheng TX Autobody Co., Ltd.

Hunan TX Ziyang Autobody Co., Ltd.

SCHEDULE C CERTIFICATE OF INCORPORATION OF TX INTERNATIONAL

SCHEDULE D DISCLOSURE SCHEDULE

The disclosures in this Disclosure Schedule shall modify and relate to the representations and warranties in Section 3 of the Equity Acquisition Agreement (the "EAA") among AAAC, TX China and TX China Shareholders. This Disclosure Schedule is intended to give AAAC a complete and precise understanding of TX China and TX China Subsidiaries. The numbers listed below correspond to the enumerated sections and subsections of Section 3 of the EAA. Capitalized terms used herein without definition shall have the meanings ascribed to them in the EAA.

The information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations and warranties of TX China and TX China Shareholders contained in Section 3 of the EAA and shall not be deemed to expand in any way the scope or effect of any of such representations or warranties.

3.01 Hunan Tongxin Stock Right

(a)  Ownership

     No exception

(b)  Stock

     Hunan Tongxin registered capital is 72,521,700 RMB. Actual received capital is 72,521,700 RMB.

3.02 Hunan Tongxin Organization

     No exception

3.03 Hunan Tongxin Subsidiaries

(a)  Ownership

Hunan Hunan Tongxin Enterprise Co., Ltd (the predecessor of TX China) and Hunan Foton Dynamic Co., Ltd hold 50% equity interest of Changsha Foton Fengjing Bus Co., Ltd respectively. Changsha Foton Fengjing Bus Co., Ltd is not within the scope of this reorganization.

(b)  Registered Capital

Hunan Hunan Tongxin Moulding Manufacturing Co., Ltd.   10,000,000 RMB
Zhucheng Hunan Tongxin Autobody Co. Ltd.                5,000,000 RMB
Hunan Tongxin Ziyang Autobody Co., Ltd.                21,000,000 RMB
Changsha Futian Fengjing Bus Ltd.                      10,000,000 RMB

(c)  Hunan Tongxin Subsidiaries Organization

Hunan Hunan Tongxin Moulding Company

Register address:       Changsha Jiangbei Zhuqiao Village
Legal representative:   Luo Dian
Establish date:         July 27, 2005
Business term:          July 26, 2025

Zhucheng Hunan Tongxin Vehicle Body Ltd.

Register address:       LongDu Industrial Garden
Legal representative:   Zhang Duanxiang

Establish date:         Jan. 19, 2007
Business term:          Jan. 19, 2007-Jan. 18, 2017

Hunan Tongxin Ziyang Co., Ltd.

Register address:       Ziyang Waihuan Lu, Industrial Garden
Legal representative:   Zhang Duanxiang
Establish date:         March 24, 2003
Business term:          March 12, 2003 - forever

Changsha Futian Fengjing Bus Co., Ltd.

Register address:       Hunan Changsha Jiangbei Yangque Village
Legal representative:   Zhang Xiyong
Establish date:         July 16, 1999
Business term:          July 16, 1999-July 15, 2019

After its establishment, Changsha Foton Fengjing Bus Co., Ltd has never undergone any annual examinations.

3.04 Re-organization

No exception

3.05 Authorization and legal person conduct

No exception

3.06 There is no visible debt that has not been disclosed:

Hunan Hunan Tongxin Enterprise Company has the following major undue debts:

                                     Amt.In                    Form of
Loan Contract No.     Creditor     10,000RMB    Loan Term     Guarantee
-----------------   ------------   ---------   -----------   -----------
(430103101)2006     Agriculture        750     2006.9.30-    The maximum
No. 0011            Bank                       2007.9.30     Amt.
                    Changsha                                 mortgage
                    Branch

43101200600003024   Agriculture       1000     2006.11.27-   The maximum
                    Bank                       2007.11.27    Amt.
                    Changsha                                 mortgage
                    Branch

512007125001000     Changsha          1300     2007.2.16-    Mortgage
                    Commercial                 2007.12.16
                    Bank Sifang
                    Branch

43101200700000758   Agriculture       2250     2007.4.27-    Mortgage
                    Bank                       2008.4.26
                    Changsha
                    Branch

43101200700000950   Agriculture       1000     2007.5.24-    Mortgage

                    Bank                       2008.5.23
                    Changsha
                    Branch

(2007)(0525)        Changsha          1000     2007.5.25-    Mortgage
No.1                Jiangbei                   2008.5.25
                    Village
                    Credit Union

(2006)No.22501      Changsha          1000     2006.12.25-   Mortgage
                    Jiangbei                   2008.6.25
                    Village
                    Credit Union

(2006) No.(_____)   Changsha          1000     2007.1.5-     Mortgage
                    Jiangbei                   2008.6.25
                    Village
                    Credit Union

43101200700002572   Agriculture       1600     2007.6.29-    Mortgage
                    Bank                       2008.6.28
                    Changsha
                    Branch

Ziyang Automobile Company has Major undue Debts:

                                     Amt.In                    Form of
Loan Contract No.     Creditor     10,000RMB    Loan Term     Guarantee
-----------------   ------------   ---------   -----------   -----------
51101200600010719   Agriculture        800     2006.11.29-   Mortgage
                    Bank Ziyang                2007.11.29
                    Branch

51101200600007815   Agriculture       1500     2006.8.28-    Mortgage
                    Bank Ziyang                2007.8.27
                    Branch

3.07 Real Property

(1) Land

Hunan Hunan Tongxin Enterprise Company has the land using right as following:

                                Land in Use    Termination   Mortgaged
Land use certificate No.      (square meter)       Date        or Not
------------------------      --------------   -----------   ---------
Chang Guo Yong(2002)No. 007       15208.2        2052.1.9       Yes

Chang Guo Yong(2004)No. 345         19200        2054.7.1       Yes
Chang Guo Yong(2005)No. 266       75557.5        2052.1.8       Yes
Chang Guo Yong(2005)No. 267         83180        2052.1.8       Yes

Ziyang Automobile Company

                                Land in Use    Termination   Mortgaged    Mortgage
Land use certificate No.      (square meter)       Date        or Not      Period
------------------------      --------------   -----------   ---------   ----------
Ziyang Guo Yong
   (2004)No.BA220311              69999.0        2054.1.9       Yes      2005.8.28-
                                                                         2007.8.29

(2) Building

Hunan Hunan Tongxin Enterprise Company owns the following land use rights:

                                Land in Use    Mortgaged
Land use certificate No.      (Square meter)     or Not       Mortgage Period
------------------------      --------------   ---------   ---------------------
00003455                            42.43      Write off   N/A
00003456                           302.21      Yes         2005.11.22-2008.11.22
00003457                           384.30      Yes         2005.11.22-2008.11.22
00003458                           384.82      Yes         2005.11.22-2008.11.22
00003459                           704.29      Yes         2005.11.22-2008.11.22
00003460                            81.65      Write off   N/A
00003461                            93.85      Write off   N/A
00003462                            91.87      Write off   N/A
00003463                           912.42      Yes         2005.11.22-2008.11.22
00003464                          1188.90      Yes         2005.11.22-2008.11.22
00003465                           248.94      Yes         2005.11.22-2008.11.22
00003466                           748.35      Yes         2005.11.22-2008.11.22
00003467                          1437.96      Yes         2005.11.22-2008.11.22
00003468                          1539.30      Yes         2005.11.22-2008.11.22
00003469                          1423.86      Yes         2005.11.22-2008.11.22
00003470                          1423.86      Yes         2005.11.22-2008.11.22
00003471                           560.34      Yes         2005.11.22-2008.11.22
00003472                          1234.79      Yes         2005.11.22-2008.11.22
00003473                          1109.96      Yes         2005.11.22-2008.11.22
00003474                           794.22      Yes         2005.11.22-2008.11.22
00003477                          1219.26      Yes         2005.11.22-2008.11.22
00003478                           120.76      Yes         2005.11.22-2008.11.22
00003479                           771.96      Yes         2005.11.22-2008.11.22
00003480                           678.49      Yes         2005.11.22-2008.11.22
00003481                           835.45      Yes         2005.11.22-2008.11.22
00003482                          1964.31      Yes         2005.11.22-2008.11.22

00003483                           487.64      Yes         2005.11.22-2008.11.22
00003484                           808.19      Yes         2005.11.22-2008.11.22
00003485                          1267.83      Yes         2005.11.22-2008.11.22
00003486                           181.28      Yes         2005.11.22-2008.11.22
00003487                            69.59      Yes         N/A
00003488                           396.17      Yes         2005.11.22-2008.11.22
00003489                          1501.08      Yes         2005.11.22-2008.11.22
00003490                          2452.92      Yes         2005.11.22-2008.11.22
00003491                           334.08      Yes         2005.11.22-2008.11.22
00003492                            74.48      Write off   N/A
00003493                            36.59      Write off   N/A
00003494                          3037.87      Yes         2005.11.22-2008.11.22
00003504                           117.09      Write off   N/A
00003505                          3133.67      Yes         2005.11.22-2008.11.22
00003508                           128.44      Yes         2005.11.22-2008.11.22
00008061                           716.51      Yes         2005.11.22-2008.11.22
00008062                          2345.36      Yes         2005.11.22-2008.11.22
00008063                          2602.77      Yes         2005.11.22-2008.11.22
00008064                           917.86      Yes         2005.12.23-2007.12.23
00008065                           153.78      Yes         2005.12.23-2007.12.23
00008066                          4878.40      Yes         2005.12.23-2007.12.23
00024025                          4718.70      Yes         2005.11.22-2008.11.22
00024026                           516.06      Yes         2005.11.22-2008.11.22
00024027                           142.06      Yes         2005.11.22-2008.11.22
00024028                            78.05      No          N/A
00024029                            92.62      No          N/A
00024030                           125.34      Yes         2005.11.22-2008.11.22
00024031                            40.41      No          N/A
00024038                          2243.16      Yes         2005.11.29-2008.11.29
00024039                           546.00      Yes         2005.11.29-2008.11.29
00024040                          4747.78      Yes         2005.11.29-2008.11.29

00024041                           102.30      Yes         2005.11.29-2008.11.29
00003495                          5227.02      Yes         2005.12.23-2007.12.23
00003496                          1833.04      Yes         2005.12.23-2007.12.23
00003497                          2528.69      Yes         2005.12.23-2007.12.23
00003498                           553.74      Yes         2005.12.23-2007.12.23
00003499                           492.54      Yes         2005.12.23-2007.12.23
00003500                          4598.40      Yes         2005.12.23-2007.12.23
00003501                            50.27      Write off   N/A
00003502                           161.66      Yes         2005.12.23-2007.12.23
00003503                          1589.99      Yes         2005.12.23-2007.12.23
00003507                          9653.86      Yes         2005.12.23-2007.12.23
00024021                            28.77      No          N/A
00024022                         13831.70      Yes         2005.12.23-2007.12.23
00024023                          1832.26      Yes         2005.12.23-2007.12.23
00024024                         75557.50      No          N/A
00003445                          1013.08      Yes         2005.12.13-2007.12.23
00003446                          1556.29      Yes         2005.12.23-2007.12.23
00003447                           101.34      Yes         2005.12.23-2007.12.23
00003448                           907.47      Yes         2005.12.23-2007.12.23
00003499                           512.83      Yes         2005.12.23-2007.12.23
00003450                           276.47      Yes         2005.12.23-2007.12.23
00003452                            58.02      Yes         2005.12.23-2007.12.23
00003453                           951.39      Yes         2005.12.23-2007.12.23
00003454                          1172.68      Yes         2005.12.23-2007.12.23
00003475                            64.52      Yes         2005.12.23-2007.12.23
00003476                          1333.51      Yes         2005.12.23-2007.12.23

Ziyang Automobile Company Building:

                                Land in Use    Mortgaged
Land Use Certificate No.      (square meter)     or not       Mortgage Period
------------------------      --------------   ---------   ---------------------
2006-034404                      11024.97      No          N/A
2006-034405                       2238.24      No          N/A
2006-034406                       7076.81      No          N/A

Zhucheng Hunan Tongxin Autobody Co., Ltd. owns the using right of following leasing building:

As stipulated in the contract entered by and between Zhucheng TX Autobody Co., Ltd and Zhucheng Renhe Hardwares Co., Ltd on September 8, 2006, Zhucheng TX Autobody Co., Ltd leases the houses in Longdu Industrial Park, Zhucheng City with a lease term of 5 years from October 10, 2006 to October 9, 2011 at an annual rent of RMB 300,000 yuan

3.08 Intellectual Property

(1) Pantent

Hunan Hunan Tongxin Enterprise has the following patent on exterior design:

    Patent Title          Patent No.
--------------------   ----------------
Heavy Duty Truck Cab   ZL02320670.5
Cab(I)                 ZL200330106217.3
Cab(II)                ZL200330106218.8
Cab(Meihua1021)        ZL200530049012.5

(2) Register Trademark

Hunan Hunan Tongxin Enterprise Company has the following register land mark

    Trademark
Registration No.       Expiration Date
----------------   ----------------------
No.1757292         2002. 4. 28-2012. 4.27
No. 3000104        2003.1.21-2013.1.20
No. 834535         1996.4.28-2006.4.27

                   Effective period is extended from
                   2006.4.28-2016.4.27

3.09 Title and Condition to Assets

No exception

3.11 Compliance with Law

Hunan Tongxin and it's subsidiaries have not paid social insurance fees for their employees other than their shareholders. According to a reply made by the Labor and Social Security Bureau of Changsha County of Hunan Province on May 10, 2006, Hunan Tongxin and Hunan Hunan Tongxin Moulding Company may improve their social insurance systems gradually.

3.12 Disclosure

No exception

SCHEDULE E MEMORANDUM OF REORGANIZATION

Prior to the reorganization of TX, TX's ownership structure is as follows:

-    TX and TX shareholders jointly own:

     -    Hunan TX Ziyang Auto Body Co Ltd.

     -    Hunan TX Mould Manufacturing Co Ltd.

-    TX shareholders as a group own

     -    Zhucheng TX Autobody Co. Ltd.

Upon the reorganization TX and issuance of new business licenses for each of the three subsidiaries the TX ownership structure will be as follows:

-    TX 100% wholly owned subsidiaries

     -    Hunan TX Ziyang Auto Body Co Ltd.

     -    Hunan TX Mould Manufacturing Co Ltd.

     -    Zhucheng TX Autobody Co. Ltd.

SCHEDULE F FORM OF MANAGEMENT EMPLOYMENT AGREEMENT

Hunan TX Enterprise Co., Ltd
Management Employment Agreement

This agreement is entered into by and between the following parties on [Month] [Day], [Year]:

Party A: Hunan TX Enterprise Co., Ltd (the "Company")

Party B: ____________ (the "Manager")
ID No.: __________________________

To clarify each party's rights, interests and obligations, the two parties, after friendly negotiation, agree as follows:

1. Definitions and Explanations

1.1 Definitions

Except as otherwise defined, the following words shall have the following meanings in this agreement:

"Manager" shall mean General Manager, vice General Manager, Financial Manager and mangers of each department engaged by the Company in accordance with this agreement, and the actual position is detailed in Section 2.1 of this agreement.

"The Articles of Association" shall mean the current Articles of Association of the Company, including its legally amended and effective articles.

"China" shall mean the People's Republic of China, but excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan region.

"Company Law" shall mean the Company Law of the People's Republic of China, approved by National People's Congress on October 27, 2005 and effective on January 1, 2006.

"Subsidiary" shall mean any other company controlled by the Company currently and/or in future.

1.2 Explanations

Except as otherwise stipulated in this agreement,

1.2.1 Article or item means an article or item agreed upon and stipulated by both parties;

1.2.2 Law includes but is not limited to current and effective Laws, codes, effective modifications, supplements or amendments to the above Laws or codes made by appropriate authorities after signing of this agreement;

1.2.3 No article or item in this agreement prohibits extension, modification, amendment of or supplement to this agreement, if such act has been approved by both parties;

1.2.4 All headlines in this agreement are only for convenience of reference and shall have no influence on the explanation of this agreement.

2. Term of Employment

2.1 Party A appoints Party B as the Company's ____ with a term of 2 years. After this agreement terminates, Party B may be reappointed for another term upon both parties's consent.

2.2 The term of 2 years starts from the signature date.

3. Responsibilities and Obligations

Manager exercises all powers and functions granted by the Company.

3.2 Manager promises to the Company that in this employment term he shall:

3.2.1 submit materials related to the Company's affairs to the Company's board of directors upon its reasonable request.

3.2.2 sincerely and diligently devote him/her to performing the functions, responsibilities and rights assigned or granted by the Company to the Manager;

3.2.3 abide by all regulations or byLaws of the Company applicable to administrative officers and managers;

3.2.4 act with due care, diligence and skill of a reasonably careful individual in similar circumstances, when exercising his/her powers or performing his/her obligations.

3.3 When exercising powers or functions granted by Law or the Company, Manager shall perform the following obligations in compliance with the principle of fiduciary and due-diligence:

3.3.1 Manager shall exercise the above powers and functions personally and independently, in compliance with the objectives of Law or the Company, and unless otherwise permitted by Law or approved by board of directors, Manager shall not transfer the Manager's powers or functions to other individual or act in excess of his/her powers and functions;

3.3.2 Manager shall accept legal supervision on his performance of his powers or obligations of and reasonable suggestion submitted by the Company's board of directors or supervisors;

3.3.3 Manager shall abide by his/her obligations to shareholders as stipulated in the Company's Articles of Association, and fairly and equally maintain the interests of the Company and its shareholders;

3.3.4 Manager shall not seek interests for himself/herself or other individual by utilizing private information;

3.3.5 Manager shall not accept bribes or other illegal interests, or encroach upon the Company's assets by utilizing his powers or functions;

3.3.6 Manager shall not open accounts in his name or other individual to deposit the Company's assets.

3.3.7 Manager shall not provide a guarantee in the Company's name for debts of a shareholder of the company or other individual with the company's assets.

3.3.8 Unless approved by the Company's board of directors, Manager shall not accept commission or kickback related to the Company's business.

3.4 Through his term of duty, Manager shall timely and fully inform (or inform in written as required) the Company's board of directors of the Company's business or affairs, and explain as required by board of directors.

4. Rewards

4.1 Party A abides by the rule of "distribution according to work". In accordance with the Company's practical operation, regulations and rules, and Party B's actual work and performance, Party A may determine Party B's salary and bonus. After approved by the Company and agreed by Manager, both parties may adjust the actual amount of rewards.

4.2 Party B's salary paid by Party A is before-tax salary, and Party B's individual income tax shall be withheld and paid, on behalf Party B, by Party A.

4.3 During legal festivals and holidays, yearly holidays, holidays for marriage or funeral, maternity leave, Party A shall pay salary to Party B as usual.

4.4 Besides the rewards above-mentioned in section 4.1, Manager shall have the right to enjoy allowance and interests granted by the Company to other employees.

5. Expenses

All reasonable expenses (including but not limited to tour expenses, board and lodging expenses and other actual cost) incurred from Manager's exercise of his powers or functions stipulated in this agreement shall be reimbursed by the Company, and for such expenses, the Company may require Manager to provide relative receipts and vouchers.

6. Confidential Information

6.1 Unless otherwise ordered by Law, approved by shareholders' meeting or in other special circumstances, within or after his term of duty, Manager shall not disclose or inform any individual (except that the Company's senior management officers have the right to require related information, or other individual required by Law); or use for his private or other reason other than for the Company; or for omission or lack of investigation, so that the Company's following confidential, secret or private information are disclosed:

6.1.1 the Company's exclusive information, technical data, business secrets or know-how; including but without limitation to research and production plan, services, users list and consumer relationship (including but without limitation to consumer relationships developed and formed within the Manager's term of duty); software development, invention, technical process, formula, technology, design, drawing, engineering, hardware structure information, marketing, financial information, and other information directly or indirectly received in written, oral, illustration or other patterns by Manager, but exclusive of public information or the information may be received legally from any third party by normal methods (hereinafter abbreviated as confidential information);

6.1.2 confidential information used or kept by the Company or its any subsidiary, or technical process developed or information invented in the Manager's term of duty;

6.1.3 on condition that the Company having performed its obligation on confidential information, the confidential information only for certain intentions received from any third party;

6.1.4 any invention, creation, know-how, works, drawing, plan and so on, independently or jointly with others, achieved by the Manager consigned by the Company and using the Company's resources in his term of duty.

6.2 The restrictions stipulated in section 6.1 are not applicable to the information or data that is accessible to public without important labor, technical or monetary cost, except for the information disclosed by the Manager breaching his obligations.

6.3 Unless permitted by the Company in written, the Manager shall not engage in any side occupation in his term of duty.

6.4 The Manager shall not copy any information, documents, data and other files of the Company irrelevant to his work to his own computer. If needs of work, the above-mentioned information, documents, data files shall be deleted from the Manger's own computer after treatment of them.

7. Prohibition of Lobby

7.1 The Manager promises, within his employment in the Company or 36 months after such employment, that he must not lobby or lure the following individuals or entities to separate from the Company in China or other places where the Company has business, for whatever reason:

7.1.1 Individuals, trade names, firms or other organizations, which are the Company's consumers or have business with the Company on or within 12 months before the above expiration date, and have touch with or are known by the Manager in his term of duty;

7.1.2 Individuals, trade names, firms or other organizations, with which the Manager, on behalf of the Company, has a great deal of regular, successive business;

7.1.3 The Company's employees, directors, managers or counselors and so on.

7.2 The Manager shall not employ or engage the Company's employees, counselors or other individuals entering service contracts with the Company, or engage them to provide same services.

8. Non-competition

8.1 Unless otherwise approved by Board of Directors, the Manager in his employment by the Company, shall not directly or indirectly be engaged or involve in any other enterprise's activities, or own any economic interests in any other enterprise, if Board of Directors reasonably consider:

8.1.1 Such enterprise competes or has a trend to compete with the Company's business;

8.1.2 It is disgraceful for the Company to have relation with such enterprise;

8.1.3 To be engaged by such enterprise will obstruct the Manager to fully and normally perform his responsibilities or functions.

8.2 Unless approved by Board of Directors in advance, within 12 months after his employment expires, the Manager shall not:

8.2.1 By himself or proxy, engage in any business with competition to the Company's business;

8.2.2 In name of administrative officer, technician, counselor or any other name, directly or indirectly be employed by or involved in rival enterprise that directly competes with the business of the Company or its any subsidiary.

8.3 The Company's Manager must obey confidentiality agreement, and must not involve in any activity conflicting or conflicting in suspicion with the Company's interests. The above activity includes but without limitation to:

8.3.1 Damage the Company's interests on purpose for seeking his own interests, or caused by material fault.

8.3.2 Accept or donate too expensive gifts, pay too much entertainment expense and other activities that may result in bad effects and degrade the Company's reputation;

8.3.3 Engage direct relative into the Company and conceal such relationship;

8.3.4 Without authorized, discuss the Company's price, cost, consumer relationship, markets and other confidential information with any enterprise or individual other than the Company;

8.3.5 Engage any activity that may result in the Company's legal rights damaged or badly impacted;

8.3.6 Except for stipulated in the Company's articles of the association or approved by Board of Directors, the Manager shall not enter into a contract or make a transaction with the Company;

8.3.7 For his own or other individual operate a business similar to the Company or engage in any activity conflicting with the Company's interests;

8.3.8 Can't taking advantage of his duty, occupy or accept business due to the Company.

9. Document Rreturn

Whenever the Company needs or this agreement legally expires, the Manager shall promptly return the Company's due equipments and information to the Company or an individual assigned by the Company, which are made, possessed, retained or controlled by the Manager in the Manager's term of duty, and include but without limitation to records, data, notes, reports, suggestions, business letters, specifications, quotation information, drawings and other information and equipments. The Manager shall not have the right to retain any copy, duplicate, or any other kind of backup of the above-mentioned information or equipments, and all ownerships and intellectual properties of the above-mentioned items shall be reserved by the Company.

10. Termination of this Agreement

10.1 If one of the following circumstances occurs, the Company shall have the right to terminate this agreement, but upon 30 days notice in written to the Manager is necessary:

10.1.1 The Manager becomes disqualified or is prohibited to be a manager by Law, or has involved the activities prohibited by section 9 in this agreement;

10.1.2 For illness, accident or any other reason, the Manager fails to perform his responsibilities or functions stipulated in this agreement up to 6 months successively or 120 working days totally.

10.2 The Company shall not dismiss the Manager without cause.

10.3 The Manager shall notify the Company in written and 1 month before his resignation.

10.4 If the Manager, offending the provision in section 10.3, leaves his job and results in the Company's loss, the Company shall have the right to claim to be compensated by the Manager.

10.5 If this agreement is terminated for whatever reason, the force and effect of section 7, 8, 9 shall not be prejudiced, and all these articles shall survive.

11. Information

11.1 All notices sent in accordance with or related to this agreement shall be in written.

11.2 Any above-mentioned shall send to the Company's current registered address, or the Manager's working address or other proper address. On each of the following condition, notice shall be deemed to be serviced formally:

11.2.1 If by courier service, notice has been delivered to the address of related party;

11.2.2 If by mail, 3 days after mail has been sent;

11.2.3 If by fax, after fax has been sent.

12. Force

12.1 If any article of this agreement conflicts with the Articles of the Association, the latter shall prevail, except for otherwise provided by Law.

12.2 For any matter not mentioned herein, both parties shall exercise their powers and perform their obligations and responsibilities in accordance with the requirements of Company Law, the Company's Articles of Association and other Law.

12.3 When exercising his duties, the Manager offends Laws, administrative regulations or the Company's Articles of Association, which results in loss of the Company, the Manager shall have the obligation to compensate for the Company legally.

13. Jurisdiction

13.1 Formation, effectiveness, performance, termination, explanation and revision of this agreement shall be governed by China Laws.

13.2 Any dispute about performing this agreement shall be solved by both parties by kindly negotiation, and if negotiation fails, any party shall have the right to submit the dispute to labor dispute arbitration committee.

14. Supplementary Provisions

14.1 Any matter not mentioned herein shall be decided otherwise by both parties by discussion.

14.2 After signed by both parties, this agreement shall be effective on the date first above written.

14.3 This agreement has 2 counterparts, and each party holds 1 counterpart.

Hunan TX Enterprise Co., Ltd
(Stamp)
Legal representative (or authorized representative)


(Signature)
(Year)   (Month)   (Day)

Manager


Signature:
(Year)   (Month)   (Day)

SCHEDULE G LABOR CONTRACT

Hunan TX Enterprise Co., Ltd
Labor Contract

This Labor Contract is signed by and between the following two parties:

Party A: Hunan TX Enterprise Co., Ltd (hereinafter abbreviated as the"Company")

Party B: Name: __________________________ Gender: _____ Birth date: ____________
ID No.: ___________________

In accordance with related provisions of Labor Law of the People's Republic of China ("PRC") and other relevant PRC laws and regulations, both parties, on the basis of equality and voluntary will, agree as follows:

Article 1 Employment

1.   Party B is engaged voluntarily by Party A as a ______.

2. Party B promises that he has no labor relationship with any other enterprise when he signs this contract.

Article 2 Employment period

1. The period of Party A employing Party B is from [Month] [Day], [Year] to [Month] [Day], [Year].

2. If both parties negotiate to reach an agreement, this contract may be renewed upon employment period's expiration, shortened, or terminated ahead of its expiration.

Article 3 Rewards

1. Party A applies the principle of"distribution according to work". In accordance with the Company's practical operation, regulations and rules, and Party B's actual work and performance, Party A may determine Party B's salary and bonus. Party B's salary shall not be lower than the lowest salary standard stipulated by Changsha City.

2. Party B's salary paid by Party A is before tax, and the individual income tax for Party B shall be deducted and paid by Party A.

3. Within legal festivals and holidays, yearly holidays, holidays for marriage or funeral, maternity leave, Party A shall pay salary to Party B as usual.

Article 4 Labor Conditions and Protection

1. According to Party A's arrangement, Party B shall exercise timing work system. Party B's working time is 8 hours daily, 5 working days a week. Practical working time shall be executed in accordance with Party A's provisions.

2. Party A shall provide a safety and sanitary working environment, and in accordance with national regulations provide labor protection necessities and health care products to Party B if needed by work.

3. In accordance with national regulations, Party A shall offer special labor protection to female employee during her menstrual, pregnant, puerperal, breast-feeding period.

Article 5 Work Discipline

1. Party A is responsible to train Party B about ideology education, professional ethics, vocational techniques, labor safety, legal propaganda and the Company's culture..

2. Party B shall abide by all provisions of national laws, all regulations and rules legally stipulated by Party A. If Party B violates work discipline, Party A, in accordance with its regulations and rules, may give Party B necessary disciplinary punishment until dismissing Party B and terminating this contract.

3. Party B shall work daily in accordance with the Company's requirements, timely accomplish his work with reasonable amount and quality standard as provided

4. For employees' confidential matters, confidentiality agreement shall be entered otherwise.

Article 6 Insurance and Welfare

1. Party A shall pay all social insurance premiums for Party B in accordance with national regulations and Party B's due payment may be deducted and paid by Party A from Party B's salary.

2. Party A will not pay any social insurance premium for Party B after this labor contract is terminated or expired.

3. If Party B has any work-related disease, injures suffered at work or not at work, his salary and medical insurance shall be treated in accordance with the national related regulations.

4. Party B legally enjoys the national statutory paid rest, holiday, holidays for marriage or funeral, maternity leave, and the detailed information sees Party A's related regulations.

Article 7 Contract Revision

1. If one of the following circumstances occurs, both parties may revise the labor contract:

(1)  Both parties negotiate to reach an agreement.

(2)  Laws or regulations as bases of this labor contract have been modified.

(3) Party A's operational conditions and economic situation have been significantly changed, and Party A fails to continuously perform this labor contract.

(4)  Other situations stipulated by law.

2. Either party, which wants to revise the labor contract, shall notify the other party by writing 30 days in advance, and all procedures related to the revision of the labor contract shall be followed by writing.

Article 8 Termination of the Labor Contract

1. This labor contract may be terminated at any time upon agreement of the two parties.

2. On each of the following conditions, Party A may terminate this labor contract at any time:

(1) Party A finds that Party B has not terminated the labor contract with his former employer, or has other employment relationship with other party without approval of Party A;

(2) Party B does not perform his responsibilities or functions without any reasonable cause, and still fails to correct after Party A's criticism, education or punishment;

(3) Party B seriously violates work disciplines or regulations and rules legally stipulated by Party A;

(4)  Party B causes great losses to Party B due to serious dereliction of duty;

(5) Party B violates national laws or regulations, and has been labor-educated or investigated for criminal responsibility in accordance with the law.

3. On each of the following conditions, Party A may terminate this labor contract, but shall notify Party B by writing 30 days in advance:

(1) After recovering from work-related illness or injure, Party B fails to do the former work or other work otherwise arranged by Party A;

(2)  Party B is not competent to his work;

(3) Objective situation is changed greatly, on which this labor contract is signed, so that this labor contract is impossible to be performed, and fails to be changed through both Parties' discussion.

(4) On other condition as stipulated by related national laws or regulations, this labor contract may be terminated.

4. On each of the following conditions, Party A must not terminate this labor contract in accordance with the above provision:

(1) Party B has occupational disease or has been injured at work, and has lost all or partial labor ability as confirmed by labor appraisal committee;

(2) Party B is receiving medical treatment for disease or injures within the prescribed period of time;

(3)  Female employee is in maternity, pregnancy or lactation;

(4) On other condition as stipulated by related national laws or regulations, this labor contract must not be terminated.

5. On each of the following conditions, Party B may terminate this labor contract at any time:

(1) Party A fails to pay labor rewards or offer labor conditions as stipulated in this labor contract;

(2) As confirmed by related authorities of the state, work conditions and environments offered by Party A are bad and greatly harm Party B's body safety and physical and mental health;

(3) Party A, by violence, threat, or illegally restricting personal liberty, forces Party B to labor.

6. On each of the following conditions, Party B may terminate this labor contract, however, shall notify Party A by writing 30 days ahead of time:

(1)  Party B engages in advanced study without working after approved by Party
     A;

(2)  Party B wants to resign in accordance with the national regulations; or

(3)  Other situations approved by Party A.

7. Except for upon the above item 5 or item 6, Party B shall not terminate this contract on each of the following conditions:

(1)  The term of this labor contract does not expires;

(2) Party B has not fulfill economic compensation, economic punishment, or administrational or disciplinary punishment;

(3)  Other situations stipulated by national laws or regulations.

Article 9 Liabilities of Breach

1. If Party A violates the stipulations of this contract, so that this contract is terminated and Party B is damaged, Party B's losses shall be compensated by Party A.

2. If Party B violates the stipulations of this contract, so that this contract is terminated and Party A is damaged, Party B shall be responsible for the compensation legally.

Article 10 Force and Other Matters

1. For any matter not mentioned herein, both parties may make supplementary provision after discussion. Supplementary provisions shall have legal effect equal to this contract.

2.   This contract becomes effective upon signatures or seals of both parties.

3. This contract has 2 counterparts with equal legal effect, and each party holds one counterpart.

Party A: Hunan TX Enterprise Co., Ltd


(Stamp)(Signature)

Legal representative
(or authorized representative):


(Signature)
(Year)   (Month)   (Day)

Party B: _________________________
(Year)   (Month)   (Day)

SCHEDULE H CORPORATE GOVERNANCE RULES

                               AMENDMENT NUMBER 1

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on October 29, 2007, as follows:

In respect of Section 9.01(b) of the Equity Acquisition Agreement, the date "November 15, 2007" should be extended to "4:00 pm New York time, February 6, 2008".

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:       Authorized Representative


/s/ William R. Herren            /s/ Rudy Wilson
------------------------------   ----------------------------------------
Name: William R. Herren          Name: Rudy Wilson
Title:                           Title:
       -----------------------          ---------------------------------


                                 HUNAN TX ENTERPRISE CO., LTD.
                                 (SEAL)


                                 Legal Representative: /s/ Duanxiang Zhang
                                                       -------------------------
                                 Name: Duanxiang Zhang


                                 SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                                 Authorized Representative: /s/ Weiwu Peng
                                                            --------------------

                AMENDMENT TO EQUITY ACQUISITION AGREEMENT (NO.2)

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on February 4, 2008, as follows:

In respect of Section 9.01(b) of the Equity Acquisition Agreement, the date "4:00 pm, New York time, February 6, 2008" should be extended to "4:00 pm, New York time, February 29, 2008".

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:         Authorized Representative:


/s/ William R. Herren              /s/ Rudy Wilson
---------------------------        -----------------------------------------
Name:                              Name:
Title:                             Title:
       ---------------------             -----------------------------------


                             HUNAN TX ENTERPRISE CO., LTD.
                             (Seal)


                             Legal Representative:
                                                    -------------------------
                             Name: Duanxiang Zhang


                             SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                             Authorized Representative:
                                                        -----------------------
                             Name: Duanxiang Zhang

                AMENDMENT TO EQUITY ACQUISITION AGREEMENT (NO.3)

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on February 5, 2008, as follows:

In respect of Section 8.03 of the Equity Acquisition Agreement, the following is added:

(d) Tongxin International will have acquired ownership or control of Hunan
Tongxin

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:         Authorized Representative:


/s/ William R. Herren              /s/ Rudy Wilson
---------------------------        -----------------------------------------
Name:                              Name:
Title:                             Title:
       ---------------------             -----------------------------------


                             HUNAN TX ENTERPRISE CO., LTD.
                             (Seal)


                             Legal Representative:
                                                    -------------------------
                             Name: Duanxiang Zhang


                             SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                             Authorized Representative:
                                                        -----------------------
                             Name: Duanxiang Zhang